EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 23, 2011, relating to the consolidated financial statements of TurboSonic Technologies, Inc. appearing in the Annual Report on Form 10-K of TurboSonic Technologies, Inc. for the year ended June 30, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Kitchener, Canada
November 1, 2011